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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this report on Form 8-K of our report dated August 30, 1996, on our audit of the combined financial statements of the DeBoer Hotels as of December 30, 1994 and December 31, 1995 1995, and for each of the three fiscal years in the period ended December 31, 1995, appearing in the registration statement on Form S-3 (SEC File No. 333-12809) of Innkeepers USA Trust, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.




                                        COOPERS & LYBRAND L.L.P.


West Palm Beach, Florida
November 22, 1996





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